Exhibit 107

F-1

(Form Type)

masterbeef group

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule		Amount Registered(1)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price(2)		Fee Rate	Amount of Registration Fee
Newly Registered Securities
Fees to Be Paid	Equity	ordinary shares, US$0.0005 per share per share	457	(o)	3,815,000	$5.00	US$	19,075,000	0.00015310	US$	2920.39
Fees Previously Paid										US$	1148.25
Total Offering Amounts							US$			US$

Net Fee Due										US$	1772.14

(1)	Includes (i) 2,000,000 ordinary shares to be sold by the Registrant in this initial public offering and (ii) an aggregate of 1,815,000 ordinary shares being registered by the Resale shareholders.

(2)	Such amount is estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933 and reflects the maximum offering price of securities registered hereunder.